                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of The Hertz Corporation on Form S-3 (File No. 33-54183) of our report dated January 24, 1997, except for Note 14, as to which the date is March 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
March 25, 1997